Exhibit 10.35

Supplemental Agreement for Component Sales Contract

Party A(Supplier): CSUN LCUKSKY NEW ENERGY CO., LTD.

Party B(Demander): Xinrongxiang Energy Group Co., Ltd.in Shanxi Province

In view of the signing of the Component Sales Contract (hereinafter referred to as the "Original Contract") on July 23, 2019, both parties agreed that Party A should provide solar cell components to Party B, and Party B should pay the payment to Party A. Due to the unclear payment method stipulated in the Original Contract, in order to ensure the smooth implementation of the contract and the realization of the legitimate rights and interests of both parties, the two parties have agreed on the payment method by consultation and reached the following supplemental agreement.

1、 Both parties agree to change the payment method stipulated in the fourth article of the Original Contract to the following: After the signing of the contract, “the Demander shall pay 30% of the price of the single batch(the quantity of batches shall be determined by both parties in advance) according to the quantity of delivery in batches as advance payment. The Demander shall pay 40% of the total amount of the goods in each batch as the payment before delivery, and the final payment for the remaining 30% of the batch shall be paid within one month after delivery or after grid-connected power generation(The first 50 MW shall be settled according to the above). After 50 MW, Party A may start production first according to the requirements of Party B. The Demander shall pay 80% of the total amount of the goods in each batch as the payment before delivery, and the final payment for the remaining 20% of the batch shall be paid within one month after delivery or after grid-connected power generation. The above payment shall be paid to the account designated by the supplier by telegraphic transfer, and a VAT invoice of equal amount shall be issued to the Demander for settlement. ”

2、 The agreement shall serve as the supplemental agreement to the Original Contract, and this agreement shall prevail over Original Contract when this agreement is inconsistent with the Original Contract.

3、 This agreement shall be in duplicate, each party shall hold one copy of the same legal effect, both of which shall come into effect after the signature and seal of the representatives of both parties.

There is no text in the following.

Party A (seal):	Party B (seal):
Legal Representative	Legal representative
Or Authorized Representative (signature):	Or Authorized Representative (signature):

Dated: July 23, 2019